                             AEI ENVIRONMENTAL INC.
                               710 NORTH YORK ROAD
                               HINSDALE, IL 60521


                                             April 23, 2002


PERSONAL & CONFIDENTIAL
-----------------------

Mr. Asher B. Edelman
c/o Canal Capital Corp.
717 Fifth Avenue
New York, NY  10022

     Re: CS LIVESTOCK COMMISSIONS CO. LLC AND CS AUCTION PRODUCTION CO. LLC
                         (COLLECTIVELY, THE "COMPANY")

Dear Mr. Edelman:

The purpose of this letter is to set forth our mutual understanding in connection with the proposed acquisition of the limited liability company interests of the Company (the "Interests") by Canal Capital Corporation (the "Buyer"):

1. THE COMPANY. The Company is headquartered in Hinsdale, Illinois and is wholly owned by AEI Environmental, Inc. (the "Seller"). The Company provides business services to producers of beef and dairy cattle.

2. PURCHASE OF INTERESTS. The Buyer proposes to acquire the Interests, free and clear of all liens, claims and encumbrances. The parties anticipate that the closing shall occur on or before June 15, 2002.

3. PURCHASE PRICE. The purchase price to be paid by the Buyer for the Interests shall consist of (a) One Million Two Hundred Thousand Dollars ($1,200,000) payable in cash at closing from the proceeds of the Private Placement (hereinafter defined), (b) shares of a series of preferred stock of the Buyer (the "Preferred Stock") having the principal terms described below, and (c) shares of common stock, par value $.01 per share (the "Common Stock"), of the Buyer representing seventy percent of the outstanding Common Stock of the Buyer at closing on a fully diluted basis.

AEI Environmental, Inc.
April 23, 2002
Page 2


4. THE PREFERRED STOCK. The Preferred Stock shall (a) provide for non-cumulative dividends at the rate of 5.5% per annum (the "Dividend Rate"); provided that dividends shall be paid and if not paid accrue at the Dividend Rate during each fiscal quarter that the Buyer satisfies certain financial thresholds as set forth in a business plan of the Buyer mutually acceptable to Buyer and Seller, (b) contain a liquidation preference with respect to all of the Buyer's assets other than the Livestock Operations (as defined below) in an aggregate amount equal to $12,142,857 plus all accrued and unpaid dividends, (c) be automatically redeemable in cash in the event of a public offering of the Buyer's securities which results in net proceeds to the Buyer in excess of $10 million (a "Qualified Public Offering"), sale, merger, or consolidation of the Buyer; provided that in the event of a Qualified Public Offering the amount to be redeemed shall equal forty percent (40%) of the net offering proceeds, (d) be convertible into Common Stock at a price of $3.00 per share of Common Stock and (e) grant to the holders of the Preferred Stock voting rights representing in the aggregate a majority of the voting rights of all equity of the Buyer. The Preferred Stock shall have such other or different terms and provisions as Seller shall require and shall be reasonably acceptable to Buyer. Thirty percent (30%) of the Preferred Stock shall be issued to the holders of Buyer's preferred equity immediately prior to the closing and seventy percent of the Preferred Stock shall be issued to Seller.

5. CONCURRENT TRANSACTIONS. Concurrent with the closing of the sale of the Interests to the Buyer, Buyer and the Seller shall effect the following transactions: (a) Buyer shall distribute to the owners of its preferred and/or common equity all of the Buyer's assets with the exception of the Buyer's livestock operations and the Buyer's real property utilized in its livestock operations (collectively, the "Livestock Operations"), (b) Buyer shall satisfy in full, redeem or exchange all of Buyer's preferred equity, indebtedness and other liabilities (including, without limitation, any liabilities arising out of or relating to any pension plans of Buyer) outstanding immediately prior to the closing with the exception of the Buyer's trade payables incurred in the ordinary course of business in connection with the Livestock Operations, (c) Seller shall arrange a private placement of not less than $2.5 million of preferred and/or common equity of Buyer on terms to be determined by Seller in its sole discretion (the "Private Placement"), (d) Buyer shall enter into an agreement with the holders of Buyer's Common Stock immediately prior to the closing (the "Existing Stockholders") whereby (i) the Existing Stockholders will be paid an amount equal to Buyer's free cash flow (to be determined in a manner acceptable to Buyer and Seller) attributable to the Livestock Operations after closing and (ii) in consideration of the retention of the Livestock Operations by the Buyer, the Buyer will issue to the Existing Stockholders or their agent a promissory note having a principal amount and other terms and provisions agreeable to Buyer and Seller; provided that the sole remedy of the Existing Stockholders in the event of Buyer's failure to pay any amount due and payable under such promissory note will be to foreclose upon the Livestock Operations, (e) the Buyer shall enter into an agreement with the Existing Stockholders providing anti-dilution protection so that as the result of the conversion of the Preferred Stock and the issuance of Common Stock in connection with the Private Placement (including the issuance of Common Stock pursuant to the conversion, exercise or exchange of any securities sold in the Private Placement), the Common Stock and

    Preferred Stock owned by the Existing Stockholders at closing shall not represent less than twenty percent (20%) of the Buyer's Common Stock and Preferred Stock, respectively. Each of the transactions described in this paragraph 5 shall be a condition to the parties obligation to close the purchase and sale of the Interests and the purchase and sale of the Interests shall be a condition to the parties obligations to consummate each of the transactions described in this paragraph 5.

6. DEFINITIVE PURCHASE AGREEMENT. Closing of the transactions shall be subject to the execution and delivery of a definitive Purchase Agreement (the "Agreement") between the Buyer and the Seller. The Agreement will contain such representations and warranties, covenants, terms and conditions as are customary and appropriate for a transaction of this type including, without limitation, the parties' obligations to close being conditioned on obtaining any required shareholder and board of director or other governing body consents and completion of due diligence.

7. NON-COMPETITION AGREEMENT. In connection with the closing of the sale of the Interests and other transactions described herein, the Buyer and each of Asher Edelman and the other members of senior management of the Buyer prior to the closing shall enter into non-competition agreements prohibiting such persons from engaging in any livestock or similar businesses competitive with the business of the Buyer.

8. CONFIDENTIALITY. The Buyer shall at all times maintain the confidentiality of all confidential and/or proprietary information of the Company and will not disclose such information, or use it for any purpose other than its evaluation of the proposed transaction, without the prior consent of the Seller, or as otherwise required by law. Notwithstanding the foregoing, following execution of this letter, the Buyer may disclose such information to its professional advisors in the course of negotiating the proposed transactions, but only if the Seller has agreed in writing to such disclosure.

9. EXPENSES. The Seller and the Buyer shall each be responsible for their own respective legal, due diligence, accounting and/or financing fees or expenses.

10. EXCLUSIVITY PERIOD. In connection with the proposed transactions, you understand that the Seller will require a brief period of cooperation to complete its due diligence investigation. Accordingly, the Buyer, and its agents, agree to negotiate exclusively with the Seller with respect to any transactions relating to the Buyer of the kind described in this letter during the period ending on June 30, 2002 (the "Exclusivity Period"). During the Exclusivity Period, the Buyer and Seller shall use their commercially reasonable best efforts to negotiate and execute a definitive Agreement, in form and substance satisfactory to the respective parties and their attorneys.

11. AMENDMENT ASSIGNMENT. This Letter of Intent may not be amended except by an agreement in writing, signed by all parties. This Letter of Intent shall not be assigned by the Buyer or the Seller without the written consent of all parties.

12. GOVERNING LAW. This Letter of Intent shall be governed by, and construed in accordance with the laws of the State of New York.

13. BINDING PROVISIONS. Only the provisions of paragraphs 8 through 13 shall constitute the legally binding and enforceable obligations of the parties hereto.

    If you agree to the foregoing, please so signify by executing the enclosed copy of this letter in the space provided and delivering it to us.


                                  Very truly yours,

                                  AEI Environmental, Inc.


                                  By: /s/ David W. Pequet
                                      ------------------------------
                                          Name:  David W. Pequet
                                          Title: Director



AGREED TO AND ACCEPTED:

On this 26 day of April 2002
        --

Canal Capital Corporation

By: /s/ Asher B. Edelman
    -----------------------------
        Name:
        Title: